Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Arthur Halleran, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the Annual Report on Form 10-K of Trillion Energy International Inc. for the year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Trillion Energy International Inc.

March 31, 2021

/s/ Arthur Halleran
Arthur Halleran
Chief Executive Officer
(Principal Executive Officer)